SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

CommerceFirst Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	0-51104	52-2180744
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1804 West Street, Suite 200, Annapolis MD  21401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 410.280.6695

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 10, 2007, Michael T. Storm commenced service as Chief Financial Officer of CommerceFirst Bank (the “Bank”) and CommerceFirst Bancorp, Inc. (the “Company”), in accordance with the Employment Agreement between Mr. Storm and the Bank dated March 26, 2007, previously reported and described on a Form 8-K filed on March 30, 2007.  Effective of September 10, 2007, Lamont Thomas, as previously reported, has relinquished the position of Chief Financial Officer, and will continue to serve as Executive Vice President and Chief Operating Officer through the date of his planned retirement as an officer of the Company and Bank, effective December 31, 2007.  Effective January 1, 2007, Mr. Storm will assume the position of Executive Vice President and Chief Operating Officer, in addition to his position as Chief Financial Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCEFIRST BANCORP, INC.

	By:	/s/ Richard J. Morgan
Richard J. Morgan, President and Chief Executive Officer

Dated: September 13, 2007